UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

Commission File Number: 333-156244

YORK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

98-0589723

(IRS Employer Identification Number)

4A Rowley Ave., Apt. #3, Toronto, Ontario Canada M4P 2S8

(Address of principal executive offices)

(416) 617-6444
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

In our registration statement on Form S-1 filed December 17, 2008, we described in detail our planned exploration program for our ODD 1-4 mineral claims in the Rock Hill area of Esmeralda County, Nevada. The program comprises of three phases of exploration activities.

We have received the results from the first phase of exploration activities on the claim properties. The results are summarized in a report dated May 28, 2009, a copy of which is exhibited to this Current Report.

The Phase 1 data, while showing some gold exploration suite (GES) anomalous results, is not, in the opinion of management, compelling enough to warrant committing further Company resources to the conducting of Phase 2 explorations.

Our business plans as a precious minerals exploration company depend on encouraging results from preceding exploration activities. With less than encouraging results from Phase 1 explorations, and management’s decision not to proceed with further exploration activities on the Rock Hill claim properties, management intends to seek out other Nevada-based precious minerals exploration opportunities. Management also intends, however, to consider other business opportunities that may include non-precious minerals exploration-related businesses.

Exhibits.

Exhibit 99.1	Report on Odd 1-4 Mineral Claims, Rock Hill Area, Esmeralda County, Nevada dated May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2009	YORK RESOURCES, INC.
(Registrant)

By:	Kelvin B. Campbell
President